Exhibit 10.2

CONFIDENTIALITY AND RESTRICTIVE COVENANT AGREEMENT

(Illinois)

NOTICE TO EXECUTIVE UNDER THE ILLINOIS FREEDOM TO WORK ACT (820 ILCS 90): THE COMPANY ADVISES YOU IN WRITING TO CONSULT WITH AN ATTORNEY BEFORE SIGNING THIS AGREEMENT. YOU HAVE AT LEAST FOURTEEN (14) CALENDAR DAYS FROM THE DATE YOU RECEIVE THIS AGREEMENT TO REVIEW IT BEFORE YOU SIGN. YOU MAY CHOOSE TO SIGN IT SOONER, BUT YOU ARE NOT REQUIRED TO, AND THE COMPANY WILL NOT WITHDRAW ITS OFFER OF EMPLOYMENT BECAUSE YOU USE THE FULL REVIEW PERIOD.

This Confidentiality and Restrictive Covenant Agreement (this “Agreement”) is entered into as of [________], 2026 (the “Effective Date”), by and among NextBoat Inc., a Nevada corporation (the “Company”), Off The Hook Yacht Sales NC, LLC (“OTH NC”), and Alexander B. Dean (the “Executive”). The Company, OTH NC, and the Executive are each a “Party” and together the “Parties.”

WHEREAS, the Company and the Executive are entering into an Executive Employment Agreement dated as of [________], 2026 (the “Employment Agreement”), under which the Executive will serve as Chief Operating Officer of the Company, will be employed through OTH NC as his employer of record, and will work remotely from the State of Illinois;

WHEREAS, as Chief Operating Officer the Executive will have access to Confidential Information of the Company Group across all of its locations, and will develop and maintain relationships with its customers, brokers, employees, manufacturers, lenders, and other business partners on the Company Group’s behalf and at its expense; and

WHEREAS, the Company would not employ the Executive as its Chief Operating Officer or grant the Awards without the Executive’s agreement to the covenants in this Agreement;

NOW, THEREFORE, in consideration of the mutual promises in this Agreement and the Employment Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Parties agree as follows:

1. Definitions

Capitalized terms used but not defined in this Agreement have the meanings given in the Employment Agreement. In addition:

(a) Company Group means the Company and each of its current and future subsidiaries and controlled affiliates, including Off The Hook Yacht Sales NC, LLC, Apex Marine Sales, LLC, and BellHart Marine Services, LLC, and their respective successors.

(b) Competing Business means any business that sells (new or used), brokers, consigns, leases, repairs, maintains, or services recreational boats or yachts, or that arranges financing or insurance for the purchase of recreational boats or yachts, in each case to the extent the Company Group engaged in that business, or had taken material steps known to the Executive to engage in it, during the Look-Back Period.

(c) Confidential Information means all non-public information of or about the Company Group, in any form, including customer and prospect lists and data, vessel inventory, sourcing, and pricing information, consignment and brokerage arrangements and commission structures, floorplan and other financing terms, manufacturer and dealer agreements, financial results and projections, acquisition targets and plans, personnel and compensation information, systems and software, and trade secrets. Confidential Information does not include information that (i) is or becomes generally available to the public other than through a breach by the Executive, (ii) the Executive can show by written records was lawfully known to the Executive before the Executive’s employment with the Company, (iii) the Executive lawfully obtained from a third party not subject to a confidentiality obligation, or (iv) consists of the Executive’s general skills, knowledge, and experience.

(d) Customer means any person or entity that (i) bought, sold, consigned, listed, brokered, financed, or serviced a vessel through the Company Group during the Look-Back Period, or (ii) the Company Group actively solicited as a prospective customer during the last twelve (12) months of the Look-Back Period, in each case with whom the Executive had material business contact, for whose account the Executive had supervisory responsibility, or about whom the Executive received Confidential Information.

(e) Look-Back Period means the twenty-four (24) months immediately before the Termination Date or, if shorter, the entire period of the Executive’s employment with the Company Group.

(f) Protected Rights has the meaning given in Section 4(a).

(g) Territory means each state of the United States, and each other country, in which during the Look-Back Period the Company Group operated a sales, brokerage, or service location or sold, brokered, or serviced vessels, and for which the Executive had responsibility or about which the Executive received Confidential Information. The Parties acknowledge that, as of the Effective Date, the Territory would consist of Florida and North Carolina.

2. Consideration; Illinois Freedom to Work Act

(a) Consideration. The Executive enters into this Agreement in exchange for the Executive’s employment as Chief Operating Officer, access to Confidential Information and to the Company Group’s business relationships, and the Awards, including the Sign-On ISOs, the Salary-Offset RSUs, and the Make-Whole RSUs, which the Company would not grant absent this Agreement. The Parties intend these professional and financial benefits to be adequate consideration under the Illinois Freedom to Work Act (820 ILCS 90) (the “Act”) by themselves, without regard to the length of the Executive’s employment.

(b) Earnings. The Executive acknowledges that the Executive’s actual and expected annualized earnings exceed the earnings thresholds the Act establishes for covenants not to compete and covenants not to solicit, including as those thresholds increase on January 1, 2027.

(c) Attorney Review; Review Period. The Company advises the Executive in writing, by this Section 2(c) and by the notice at the top of this Agreement, to consult with an attorney before signing this Agreement. The Company delivered this Agreement to the Executive on the date shown below the Executive’s signature, which is at least fourteen (14) calendar days before the Executive’s first day of employment or, if not, at least fourteen (14) calendar days before the date by which the Executive was required to sign it. The Executive may sign before the end of that period only if the Executive voluntarily chooses to do so.

(d) Ancillary to Employment. The covenants in this Agreement are ancillary to a valid employment relationship between the Executive and OTH NC, as the Company’s employer of record, and the Company Group. OTH NC joins this Agreement for that purpose and may enforce it as fully as the Company.

3. Confidential Information

(a) Nondisclosure and Nonuse. During and after the Executive’s employment, the Executive shall not use or disclose any Confidential Information except (i) as required to perform the Executive’s duties for the Company Group, (ii) with the Company’s prior written consent, (iii) as permitted by Section 4, or (iv) as required by law or legal process, in which case the Executive shall, to the extent legally permitted, give the Company prompt written notice so that it may seek a protective order.

(b) Duration. The obligations in Section 3(a) continue (i) as to trade secrets, for as long as the information remains a trade secret under applicable law, consistent with Section 8(b)(1) of the Illinois Trade Secrets Act (765 ILCS 1065), and (ii) as to all other Confidential Information, during the Executive’s employment and for five (5) years after the Termination Date.

(c) Third-Party and Prior Employer Information. The Executive shall hold in confidence information that the Company Group has received from third parties under a duty of confidentiality. The Executive shall not bring to the Company Group, or use or disclose in the Executive’s work for it, any confidential information or trade secrets of any current or former employer or other third party.

4. Protected Rights

(a) Protected Rights. Nothing in this Agreement, the Employment Agreement, or any Company policy prohibits or restricts the Executive from: (i) reporting a possible violation of law to, filing a charge or complaint with, communicating with, or participating in an investigation or proceeding conducted by the Securities and Exchange Commission, the Equal Employment Opportunity Commission, the National Labor Relations Board, the Occupational Safety and Health Administration, the Illinois Department of Human Rights, the Illinois Department of Labor, or any other federal, state, or local governmental agency, regulatory authority, or self-regulatory organization, or receiving an award for information provided to any of them; (ii) consistent with the Illinois Workplace Transparency Act (820 ILCS 96), (A) reporting any good faith allegation of unlawful employment practices to any appropriate federal, state, or local government agency enforcing discrimination laws, (B) reporting any good faith allegation of criminal conduct to any appropriate federal, state, or local official, (C) participating in a proceeding with any appropriate federal, state, or local government agency enforcing discrimination laws, (D) making any truthful statements or disclosures required by law, regulation, or legal process, or (E) requesting or receiving confidential legal advice; (iii) testifying truthfully in any legal proceeding; (iv) disclosing information concerning a sexual assault dispute or sexual harassment dispute to the extent protected by the Speak Out Act (42 U.S.C. 19401 et seq.); or (v) disclosing the Executive’s own wages, benefits, or other compensation to the extent permitted by the Illinois Equal Pay Act of 2003 (820 ILCS 112) (collectively, the “Protected Rights”). The Executive is not required to notify or obtain the approval of the Company before exercising any Protected Right. This Section 4 does not authorize the disclosure of communications protected by the Company Group’s attorney-client privilege except as permitted by applicable law.

(b) Defend Trade Secrets Act Notice. Under the Defend Trade Secrets Act of 2016 (18 U.S.C. 1833(b)), an individual shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (i) is made in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, solely for the purpose of reporting or investigating a suspected violation of law, or (ii) is made in a complaint or other document filed in a lawsuit or other proceeding, if that filing is made under seal. An individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the individual’s attorney and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal and does not disclose the trade secret except pursuant to court order.

5. Return of Property

On the Termination Date, or earlier on the Company’s request, the Executive shall: (a) return to the Company all property of the Company Group in the Executive’s possession or control, including computers, phones, and other devices, credit cards, keys, access cards, vessel keys and documents, and all documents and data in any form that contain or reflect Confidential Information; (b) after first returning a copy to the Company, permanently delete all Confidential Information from any personal device, personal email account, and personal cloud storage account, and retain no copies, except that Executive shall be permitted to retain personal compensation records, employment/tax records, documents concerning benefits, his agreements with the Company, and materials reasonably necessary to enforce the Executive’s legal rights, in each case only to the extent they do not contain Confidential Information or other proprietary information of the Company Group; (c) provide the Company with all passwords and credentials needed to access Company Group accounts, devices, and systems; and (d) within five (5) business days after the Company’s request, certify compliance with this Section 5 in writing. The Company shall provide prepaid shipping for the return of Company devices from the Executive’s home location. The Company shall not deduct the value of any unreturned property from the Executive’s wages except as permitted by Section 9 of the Illinois Wage Payment and Collection Act (820 ILCS 115/9).

6. Inventions and Proprietary Rights

(a) Ownership and Assignment. All inventions, works of authorship, developments, improvements, software, platforms, data compilations, customer relationship management systems, and other intellectual property that the Executive conceives, makes, or reduces to practice, alone or with others, during the Executive’s employment and that relate to the business of the Company Group or result from work the Executive performs for the Company Group (the “Company Inventions”) are the sole property of the Company. Each Company Invention that is a copyrightable work is a work made for hire to the extent permitted by law, and to the extent any Company Invention is not a work made for hire, the Executive hereby assigns to the Company all right, title, and interest in it.

(b) Disclosure and Further Assurances. The Executive shall promptly disclose each Company Invention to the Company and, during and after employment, shall execute all documents and take all actions the Company reasonably requests, at the Company’s expense, to perfect, register, and enforce its rights.

(c) Illinois Employee Patent Act Notice. In accordance with the Illinois Employee Patent Act (765 ILCS 1060/2), the Company notifies the Executive that this Section 6 does not apply to an invention for which no equipment, supplies, facilities, or trade secret information of the Company Group was used and that was developed entirely on the Executive’s own time, unless (i) the invention relates (A) to the business of the Company Group or (B) to the Company Group’s actual or demonstrably anticipated research or development, or (ii) the invention results from any work performed by the Executive for the Company Group.

(d) Prior Inventions. The Executive has listed on Exhibit A all inventions and works the Executive made before the Effective Date that the Executive wishes to exclude from this Section 6 (the “Prior Inventions”). If no Prior Inventions are listed, the Executive represents that there are none. If the Executive incorporates a Prior Invention into any work for the Company Group, the Executive grants the Company a non-exclusive, royalty-free, perpetual, worldwide license to use and exploit it as part of that work.

(e) Moral Rights. To the extent permitted by law, the Executive waives any moral rights in the Company Inventions.

7. Non-Competition

(a) Covenant. During the Executive’s employment and for twelve (12) months after the Termination Date (the “Non-Compete Period”), the Executive shall not, directly or indirectly, within the Territory, (i) own, manage, operate, or control a Competing Business, or (ii) perform services for a Competing Business, whether as an employee, officer, director, manager, consultant, partner, or agent, that are the same as or similar to the services the Executive performed for the Company Group during the Look-Back Period, or in which the Executive would reasonably be expected to use or disclose Confidential Information.

(b) Exceptions. This Section 7 does not prohibit (i) passive ownership of not more than two percent (2%) of any class of publicly traded securities of any entity, or (ii) employment with a diversified enterprise in a division, subsidiary, or business unit that is not engaged in a Competing Business, so long as the Executive does not provide services to, or share Confidential Information with, any part of that enterprise that is engaged in a Competing Business. The Company may waive or shorten the Non-Compete Period, in whole or in part, by written notice to the Executive.

(c) Pandemic and Similar Circumstances. If the Executive’s employment is terminated, furloughed, or laid off as the result of business circumstances or governmental orders related to the COVID-19 pandemic or under circumstances similar to the COVID-19 pandemic, this Section 7 shall not be enforceable unless the Company pays the Executive, for the period of enforcement, compensation equivalent to the Executive’s base salary at the time of termination, less compensation earned by the Executive through subsequent employment during that period, as provided in the Act.

8. Non-Solicitation of Customers

During the Executive’s employment and for twenty-four (24) months after the Termination Date (the “Non-Solicit Period”), the Executive shall not, directly or indirectly, on behalf of the Executive or any Competing Business, (a) solicit any Customer to buy, sell, consign, list, broker, finance, or service a vessel, or (b) induce or encourage any Customer to stop doing business with, or reduce its business with, the Company Group. General advertising or solicitation not targeted at Customers does not violate this Section 8.

9. Non-Solicitation of Employees and Contractors

During the Non-Solicit Period, the Executive shall not, directly or indirectly, solicit for employment or engagement, or induce or encourage to end or reduce that person’s relationship with the Company Group, any person who is, or was during the twelve (12) months before the solicitation, an employee of the Company Group or an independent contractor broker engaged by it, and with whom the Executive worked, whom the Executive supervised, or about whom the Executive received Confidential Information. This Section 9 does not apply to (a) general solicitations, such as job postings or search firm engagements, not targeted at Company Group personnel, or (b) any person whose employment or engagement the Company Group ended more than six (6) months before the solicitation.

10. Non-Disparagement

During the Executive’s employment and thereafter, the Executive shall not make any disparaging statement about the Company Group, its products or services, or its directors or executive officers. The Company shall not, and shall cause its directors and executive officers, while acting in their capacities as such, not to, make, solicit or encourage others to make any disparaging statement about the Executive. Nothing in this Section 10 limits (a) any Protected Right, (b) truthful testimony or any disclosure required by law, (c) the deliberations of the Board or its committees, evaluations of the Executive’s performance, or communications among directors and officers in the performance of their duties, or (d) either Party’s statements in enforcing its rights under this Agreement or the Employment Agreement.

11. Reasonableness; Legitimate Business Interests

The Executive acknowledges that, considering the totality of the circumstances, including the Executive’s senior role and access to Confidential Information across the Company Group, the long-term nature of the Company Group’s relationships with its customers, brokers, manufacturers, and lenders, and the time, place, and scope of each restriction, the covenants in Sections 3 and 7 through 10 are no greater than required to protect the Company Group’s legitimate business interests, do not impose undue hardship on the Executive, and are not injurious to the public.

12. Tolling; Notice to Subsequent Employers

If a court determines that the Executive violated Section 7, 8, or 9, the applicable restricted period shall be extended by the period of the violation, not to exceed twelve (12) months. During the Non-Solicit Period, the Executive shall provide a copy of Sections 3 through 12 of this Agreement to any Competing Business before accepting employment or engagement with it, and shall notify the Company of the identity of any new employer within five (5) business days after accepting employment but only if such new employer constitutes a Competing Business. The Company may provide a copy of those Sections to any such employer.

13. Remedies

The Executive acknowledges that a breach of Section 3, 5, 6, 7, 8, or 9 would cause the Company Group irreparable harm for which monetary damages would be an inadequate remedy, and agrees that the Company shall be entitled to seek injunctive relief, in addition to any other remedy available at law or in equity. If the Company brings a civil action or arbitration to enforce Section 7, 8, or 9 and the Executive prevails, the Executive shall recover all costs and reasonable attorney’s fees as provided in Section 25 of the Act.

14. Reformation; Severability; Independent Covenants

If a court determines that any covenant in this Agreement is unenforceable as written, the Parties request that the court reform or sever it to the minimum extent necessary to make it enforceable, as permitted by Section 35 of the Act and in a manner consistent with the Parties’ intent. The remaining provisions shall continue in full force. Each covenant in this Agreement is separate and independent of the others and of the Employment Agreement, and the existence of any claim by the Executive against the Company Group is not a defense to its enforcement.

15. Governing Law; Forum; Jury Waiver

This Agreement is governed by the laws of the State of Illinois, without regard to conflict of laws principles. Each Party consents to the exclusive jurisdiction and venue of the state and federal courts located in Lake County, Illinois, and waives any objection based on forum non conveniens. EACH PARTY IRREVOCABLY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT.

16. Relationship to Employment Agreement; Survival

This Agreement is a separate agreement from the Employment Agreement. It survives the termination of the Executive’s employment for any reason and the expiration or termination of the Employment Agreement. If this Agreement and the Employment Agreement conflict as to any matter this Agreement governs, this Agreement controls.

17. Assignment

The Executive may not assign this Agreement. The Executive expressly consents to the Company’s assignment of this Agreement to any member of the Company Group, or to any successor to all or substantially all of the business or assets of the Company or of the business unit in which the Executive works, and agrees that this Agreement shall be enforceable by any such assignee.

18. Miscellaneous

This Agreement, together with the Employment Agreement, is the entire agreement of the Parties regarding its subject matter and supersedes all prior agreements and understandings regarding it. No provision may be amended or waived except by a writing signed by both Parties. Notices shall be given as provided in Section 19(e) of the Employment Agreement. This Agreement may be executed in counterparts, including by electronic signature. Captions are for convenience only, and no provision shall be construed against either Party as its drafter.

19. Acknowledgment

THE EXECUTIVE ACKNOWLEDGES THAT THE EXECUTIVE HAS READ AND UNDERSTANDS THIS AGREEMENT, RECEIVED IT ON THE DATE SHOWN BELOW, WAS ADVISED IN WRITING TO CONSULT WITH AN ATTORNEY AND HAD THE OPPORTUNITY TO DO SO, HAD AT LEAST FOURTEEN (14) CALENDAR DAYS TO REVIEW IT (OR VOLUNTARILY CHOSE TO SIGN SOONER), AND ENTERS INTO IT VOLUNTARILY.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

NEXTBOAT INC.

By:
Name:	Ross Tannenbaum
Title:	Chief Executive Officer
Date:

OFF THE HOOK YACHT SALES NC, LLC

By:
Name:	Jason Ruegg
Title:	Manager
Date:

EXECUTIVE

Alexander B. Dean
Date signed:

Date this Agreement was received by the Executive: [________], 2026

Exhibit A: List of Prior Inventions

The following is a complete list of all inventions, works of authorship, developments, and improvements that the Executive made, alone or with others, before the Effective Date and wishes to exclude from Section 6 of the Agreement:

1. Title: ______________________ Date: __________

Brief description: ________________________________________________

2. Title: ______________________ Date: __________

Brief description: ________________________________________________

3. Title: ______________________ Date: __________

Brief description: ________________________________________________

____ No Prior Inventions to disclose.

____ Additional sheets attached.

____________________________

Alexander B. Dean

Date: ______________